EX-99.(n)

Goldman Sachs Trust

Plan in Accordance with Rule 18f-3

(the “Plan”)

Amended and Restated as of

June 12, 2019

This Plan is applicable to each series of Goldman Sachs Trust (each, a “Fund”) pursuant to Rule 18f-3 under the Investment Company Act of 1940, as amended (“Rule 18f-3”). Unless otherwise determined by the Board of Trustees, each future Fund will issue multiple classes of shares in accordance with this Plan.

Each class of shares of each Fund will have the same relative rights and privileges and be subject to the same sales charges, fees and expenses except as set forth below. In addition, extraordinary expenses attributable to one or more classes shall be borne by such classes. The Board of Trustees may determine in the future that other allocations of expenses or other services to be provided to a class of shares are appropriate and amend this Plan accordingly without the approval of shareholders of any class. Unless a class of shares is otherwise designated, it shall have the terms set forth below with respect to Class A Shares. Shares of one class of a Fund may be exchanged for shares of the same class of another Fund (or, in some cases, shares of another class of another Fund) as set forth in the relevant Funds’ prospectuses or as otherwise permitted by the officers of the Trust. Shares of one class of a Fund may be exchanged for shares of another class of the same Fund as set forth in the relevant Funds’ prospectuses or as otherwise permitted by the officers of the Trust.

Institutional/Class I Shares

Institutional/Class I Shares are sold at net asset value without a sales charge and are subject to the minimum purchase requirements set forth in the relevant Fund’s prospectus. Institutional/Class I Shares are not subject to fees under any Distribution, Administration, Preferred Administration, Capital Administration, Select, Service, Shareholder Administration or Distribution and Service Plan. Institutional/Class I Shares shall be entitled to the shareholder services set forth from time to time in a Fund’s prospectus with respect to Institutional/Class I Shares.

Administration Shares

Administration Shares are sold at net asset value without a sales charge and are subject to the minimum purchase requirements set forth in the relevant Fund’s prospectus. Administration Shares are sold only to or through certain service organizations that have entered into agreements with the Funds. Administration Shares are subject to a fee under an Administration Plan adopted with respect to the relevant Fund but are not subject to fees under any Distribution, Service, Shareholder Administration, Preferred Administration, Capital Administration, Select or Distribution and Service Plan or any other Administration Plan. The Administration Shareholders have exclusive voting rights, if any, with respect to a Fund’s applicable Administration Plan. Administration Shares shall be entitled to the shareholder services set forth from time to time in a Fund’s prospectus with respect to Administration Shares.

Preferred Shares

Preferred Shares are sold at net asset value without a sales charge and are subject to the minimum purchase requirements set forth in the relevant Fund’s prospectus. Preferred Shares are sold only to or through certain service organizations that have entered into agreements with the Funds. Preferred Shares are subject to a fee under a Preferred Administration Plan adopted with respect to the relevant Fund but are not subject to fees under any Distribution, Administration, Capital Administration, Select, Service, Shareholder Administration or Distribution and Service Plan. The Preferred Shareholders have exclusive voting rights, if any, with respect to a Fund’s Preferred Administration Plan. Preferred Shares shall be entitled to the shareholder services set forth from time to time in a Fund’s prospectus with respect to Preferred Shares.

Capital Shares

Capital Shares are sold at net asset value without a sales charge and are subject to the minimum purchase requirements set forth in the relevant Fund’s prospectus. Capital Shares are sold only to or through certain service organizations that have entered into agreements with the Funds. Capital Shares are subject to a fee under a Capital Administration Plan adopted with respect to the relevant Fund but are not subject to fees under any Distribution, Administration, Service, Shareholder Administration, Preferred Administration, Select or Distribution and Service Plan. The Capital Shareholders have exclusive voting rights, if any, with respect to a Fund’s Capital Administration Plan. Capital Shares shall be entitled to the shareholder services set forth from time to time in a Fund’s prospectus with respect to Capital Shares.

Service Shares

Service Shares are sold at net asset value without a sales charge and are subject to the minimum purchase requirements set forth in the relevant Fund’s prospectus. Service Shares are sold only to or through service organizations that have entered into agreements with the Funds. Service Shares are subject to a fee under the Service Plan and Shareholder Administration Plan adopted with respect to the relevant Fund but are not subject to fees under any Distribution, Administration, Preferred Administration, Capital Administration, Select or Distribution and Service Plan or any other Service Plan or Shareholder Administration Plan. The Service Shareholders have exclusive voting rights, if any, with respect to a Fund’s applicable Service Plan and Shareholder Administration Plan. Service Shares shall be entitled to the shareholder services set forth from time to time in a Fund’s prospectus with respect to Service Shares.

Cash Management Shares

Cash Management Shares are sold at net asset value without a sales charge and are subject to the minimum purchase requirements set forth in the relevant Fund’s prospectus. Cash Management Shares are sold only to or through certain service organizations that have entered into agreements with the Funds. Cash Management Shares are subject to fees under the Service Plan and the Distribution Plan adopted with respect to the relevant Fund but are not subject to fees under any Administration, Preferred Administration, Capital Administration, Select, Shareholder Administration or Distribution and Service Plan or any other Service Plan or Distribution Plan. The Cash Management Shares have exclusive voting rights, if any, with respect to a Fund’s applicable Service Plan and Distribution Plan for Cash Management Shares. Cash Management Shares shall be entitled to the shareholder services set forth from time to time in a Fund’s prospectus with respect to Cash Management Shares.

Select Shares

Select Shares are sold at net asset value and are subject to the minimum purchase requirements set forth in the relevant Fund’s prospectus. Select Shares are sold only to or through certain service organizations that have entered into agreements with the Funds. Select Shares are subject to fees under a Select Plan adopted with respect to the relevant Fund but are not subject to fees under any Distribution, Administration, Preferred Administration, Capital Administration, Service, Shareholder Administration or Distribution and Service Plan. The Select Shareholders have exclusive voting rights, if any, with respect to a Fund’s Select Plan. Select Shares shall be entitled to the shareholder services set forth from time to time in a Fund’s prospectus with respect to Select Shares.

Separate Account Institutional Shares

Separate Account Institutional Shares of the Goldman Sachs U.S. Mortgages Fund and Goldman Sachs Investment Grade Credit Fund (as well as any other Fund as hereinafter determined by the Board of Trustees) are sold at net asset value without a sales charge and are subject to the minimum purchase requirements set forth in the relevant Fund’s prospectus. Separate Account Institutional Shares are not subject to any Distribution, Administration, Preferred Administration, Capital Administration, Select, Service, Shareholder Administration or Distribution and Service Plan. Separate Account Institutional Shares shall be entitled to the shareholder services set forth from time to time in a Fund’s prospectus with respect to Separate Account Institutional Shares.

Class A Shares

Class A Shares are sold at net asset value per share plus the applicable sales charge, if any, as set forth in the relevant Fund’s prospectus. Certain Class A Shares purchased at net asset value may be subject to a contingent deferred sales charge as set forth in the Funds’ prospectuses. Class A Shares are sold subject to the minimum purchase requirements set forth in the relevant Fund’s prospectus. Class A Shares are subject to fees under the Distribution and Service Plan adopted with respect to Class A Shares, on the terms set forth in the relevant Fund’s prospectus, but are not subject to fees under any Distribution, Administration, Preferred Administration, Capital Administration, Select, Shareholder Administration or Service Plan or any other Distribution and Service Plan. A wire transfer fee may be imposed in connection with the payment of redemption proceeds from Class A Shares that is not imposed in connection with other classes of shares. The Class A Shareholders have exclusive voting rights, if any, with respect to a Fund’s Distribution and Service Plan adopted with respect to Class A Shares, subject to the voting rights, if any, granted to the Fund’s other share classes by Rule 18f-3. Class A Shares shall be entitled to the shareholder services set forth from time to time in a Fund’s prospectus with respect to Class A Shares.

Class C Shares

Class C Shares will be sold at net asset value without a sales charge imposed at the time of purchase. If a shareholder redeems Class C Shares which have been held for less than the time period specified in the applicable prospectus at the time of purchase (the “Purchase Prospectus”), a deferred sales charge, on the terms set forth in the Purchase Prospectus, may be imposed at the time of redemption of such Class C Shares. The deferred sales charge is waived in the circumstances set forth in the relevant Prospectus. In the case of an exchange, a deferred sales charge is not imposed at the time of exchange but may be payable upon subsequent redemption of the Class C Shares (or other share class) acquired on exchange as provided in a Fund’s prospectus from time to time. Class C Shares of a Fund, including Class C Shares issued upon exchange of or reinvestment of distributions on such Class C Shares, will automatically convert to Class A Shares of the same Fund after such period following the initial purchase as shall be specified in the prospectus for such Class C Shares. No sales charges or other charges will apply in connection with any such conversion. Class C Shares are sold subject to the minimum purchase requirements set forth in the relevant Fund’s prospectus. A wire transfer fee may be imposed in connection with the payment of redemption proceeds from Class C Shares that is not imposed in connection with other classes of shares. Class C Shares are subject to fees under the Distribution and Service Plan adopted with respect to the Class C Shares, on the terms set forth in the relevant Fund’s prospectus, but are not subject to fees under any Distribution, Administration, Preferred Administration, Capital Administration, Select, Shareholder Administration or Service Plan or any other Distribution and Service Plan. The Class C Shareholders have exclusive voting rights, if any, with respect to a Fund’s Distribution and Service Plan adopted with respect to Class C Shares. Class C Shares are entitled to the shareholder services set forth from time to time in a Fund’s prospectus with respect to Class C Shares.

Class R Shares

Class R Shares are sold at net asset value without a sales charge and are subject to the minimum purchase requirements set forth in the relevant Fund’s prospectus. A wire transfer fee may be imposed in connection with the payment of redemption proceeds from Class R Shares that is not imposed in connection with other classes of shares. Class R Shares are subject to fees under the Distribution and Service Plan adopted with respect to Class R Shares, on the terms set forth in the relevant Fund’s prospectus, but are not subject to fees under any Distribution, Administration, Preferred Administration, Capital Administration, Select, Shareholder Administration or Service Plan or any other Distribution and Service Plan. The Class R Shareholders have exclusive voting rights, if any, with respect to a Fund’s Distribution and Service Plan with respect to Class R Shares, subject to the voting rights, if any, granted to the Fund’s other share classes by Rule 18f-3. Class R Shares shall be entitled to the shareholder services set forth from time to time in a Fund’s prospectus with respect to Class R Shares.

Investor Shares

Investor Shares are sold at net asset value without a sales charge and are subject to the minimum purchase requirements set forth in the relevant Fund’s prospectus. A wire transfer fee may be imposed in connection with the payment of redemption proceeds from Investor Shares that is not imposed in connection with other classes of shares. Investor Shares are not subject to fees under any Distribution, Administration, Preferred Administration, Capital Administration, Select, Shareholder Administration, Service or Distribution and Service Plan. Investor Shares shall be entitled to the shareholder services set forth from time to time in a Fund’s’ prospectus with respect to Investor Shares.

Premier Shares

Premier Shares are sold at net asset value without a sales charge and are subject to the minimum purchase requirements set forth in the relevant Fund’s prospectus. Premier Shares are sold only to or through certain service organizations that have entered into agreements with the Funds. Premier Shares are subject to a fee under a Service Plan and Administration Plan adopted with respect to the relevant Fund but are not subject to fees under any Distribution, Shareholder Administration, Preferred Administration, Capital Administration, Select or Distribution and Service Plan or any other Service Plan or Administration Plan. The Premier Shareholders have exclusive voting rights, if any, with respect to a Fund’s Service Plan and Administration Plan. Premier Shares shall be entitled to the shareholder services set forth from time to time in a Fund’s prospectus with respect to Premier Shares.

Resource Shares

Resource Shares are sold at net asset value without a sales charge and are subject to the minimum purchase requirements set forth in the relevant Fund’s prospectus. Resource Shares are sold only to or through service organizations that have entered into agreements with the Funds. Resource Shares are subject to a fee under the Service Plan and the Distribution Plan adopted with respect to the relevant Fund but are not subject to fees under any Administration, Preferred Administration, Capital Administration, Select, Shareholder Administration or Distribution and Service Plan or any other Service Plan or Distribution Plan. The Resource Shareholders have exclusive voting rights, if any, with respect to a Fund’s Service Plan and Distribution Plan for Resource Shares. Resource Shares shall be entitled to the shareholder services set forth from time to time in a Fund’s prospectus with respect to Resource Shares.

Class R6 Shares

Class R6 Shares are sold at net asset value without a sales charge and are subject to the minimum purchase requirements set forth in the relevant Fund’s prospectus. A wire transfer fee may be imposed in connection with the payment of redemption proceeds from Class R6 Shares that is not imposed in connection with other classes of shares. Class R6 Shares are not subject to fees under any Distribution, Administration, Preferred Administration, Capital Administration, Select, Shareholder Administration, Service or Distribution and Service Plan. Class R6 Shares shall be entitled to the shareholder services set forth from time to time in a Fund’s prospectus with respect to Class R6 Shares.

Class P Shares

Class P Shares are sold at net asset value without a sales charge and are subject to the minimum purchase requirements set forth in the relevant Fund’s prospectus. A wire transfer fee may be imposed in connection with the payment of redemption proceeds from Class P Shares that is not imposed in connection with other classes of shares. Class P Shares are not subject to fees under any Distribution, Administration, Preferred Administration, Capital Administration, Select, Shareholder Administration, Service or Distribution and Service Plan. Class P Shares shall be entitled to the shareholder services set forth from time to time in a Fund’s prospectus with respect to Class P Shares.

Class T Shares

Class T Shares are sold at net asset value per share plus the applicable sales charge as set forth in the relevant Fund’s prospectus. A wire transfer fee may be imposed in connection with the payment of redemption proceeds from Class T Shares that is not imposed in connection with other classes of shares. Class T Shares are subject to fees under the Distribution and Service Plan adopted with respect to Class T Shares, on the terms set forth in the relevant Fund’s prospectus, but are not subject to fees under any Distribution, Administration, Preferred Administration, Capital Administration, Select, Shareholder Administration or Service Plan or any other Distribution and Service Plan. The Class T Shareholders have exclusive voting rights, if any, with respect to a Fund’s Distribution and Service Plan adopted with respect to Class T Shares, subject to the voting rights, if any, granted to the Fund’s other share classes by Rule 18f-3. Class T Shares shall be entitled to the shareholder services set forth from time to time in a Fund’s prospectus with respect to Class T Shares.

Drexel Hamilton Class Shares

Drexel Hamilton Class Shares of the Goldman Sachs Financial Square Government Fund and Goldman Sachs Financial Square Prime Obligations Fund (as well as any other Fund as hereinafter determined by the Board of Trustees) are sold at net asset value without a sales charge and are subject to the minimum purchase requirements set forth in the relevant Fund’s prospectus. Drexel Hamilton Class Shares are sold only to or through certain service organizations that have entered into agreements with the Funds. Drexel Hamilton Class Shares are not subject to any Distribution, Administration, Preferred Administration, Capital Administration, Select, Service, Shareholder Administration or Distribution and Service Plan. Drexel Hamilton Class Shares shall be entitled to the shareholder services set forth from time to time in a Fund’s prospectus with respect to Drexel Hamilton Class Shares.

Transfer Agency Fees

Transfer agency fees and expenses incurred by the Funds are treated as class expenses.

Expense Allocation

Expenses that are treated as class expenses under this Plan will be borne by a Fund’s respective share classes. Fund expenses will be allocated daily to the respective share classes in accordance with Rule 18f-3(c) as now or hereafter in effect, subject to the oversight of the Board of Trustees.